EXHIBIT 10.5


                                SERIES B WARRANT

                                CHI ENERGY, INC.


                                       and


                         REGISTRAR AND TRANSFER COMPANY

                                as Warrant Agent




                              --------------------


            Warrants to Purchase up to 810,811 Shares of Common Stock


                               ------------------







                                WARRANT AGREEMENT


                          Dated as of November 6, 1997



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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page


1.       DEFINITIONS.........................................................  1

2.       APPOINTMENT OF WARRANT AGENT........................................  7
         2.1.         Appointment............................................  7

3.       REGISTRATION, FORM AND EXECUTION OF WARRANTS........................  7
         3.1.         Registration...........................................  7
         3.2.         Form of Warrant........................................  7
         3.3.         Countersignature of Warrants...........................  8

4.       VESTING; EXERCISE OF WARRANTS.......................................  8
         4.1.         Vesting................................................  8
         4.2.         Manner of Exercise..................................... 10
         4.3.         Payment of Taxes....................................... 11
         4.4.         Fractional Shares...................................... 11

5.       TRANSFER, DIVISION AND COMBINATION.................................. 11
         5.1.         Transfer............................................... 11
         5.2.         Division and Combination............................... 12
         5.3.         Maintenance of Books................................... 12

6.       ADJUSTMENTS......................................................... 12
         6.1.         Stock Dividends, Subdivisions and Combinations;
                      Extraordinary Distributions............................ 12
         6.2.         Certain Issuances of Additional Shares of Common
                      Stock.................................................. 13
         6.3.         Certain Issuances of Warrants or Other Rights.......... 13
         6.4.         Certain Issuances of Convertible Securities............ 14
         6.5.         Superseding Adjustment................................. 15
         6.6.         Other Provisions Applicable to Adjustments under
                      this Section........................................... 16
         6.7.         Reorganization, Reclassification, Merger,
                      Consolidation or Sale of Substantially all
                      Assets of the Company.................................. 18
         6.8.         Certain Limitations.................................... 21

7.       NOTICES TO WARRANT HOLDERS.......................................... 21
         7.1.         Notice of Adjustments.................................. 21
         7.2.         Notice of Vesting...................................... 21
         7.3.         Notice of Corporate Action............................. 22

8.       NO IMPAIRMENT....................................................... 23

9.       RESERVATION AND AUTHORIZATION OF COMMON STOCK;
         REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
         AUTHORITY........................................................... 23


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10.      STOCK AND WARRANT TRANSFER BOOKS.....................................24

11.      LOSS OR MUTILATION...................................................24

12.      OFFICE OF COMPANY....................................................24

13.      WARRANT AGENT........................................................24
         13.1.        Merger or Consolidation or Change of Name of
                      Warrant Agent...........................................24
         13.2.        Certain Terms and Conditions Concerning the
                      Warrant Agent...........................................25
         13.3.        Change of Warrant Agent.................................27
         13.4.        Disposition of Proceeds on Exercise of Warrants,
                      Inspection of Warrant Agreement.........................28

14.      MISCELLANEOUS........................................................29
         14.1.        Stockholders' Agreement.................................29
         14.2.        Notice Generally........................................29
         14.3.        Successors and Assigns..................................30
         14.4.        Amendment...............................................30
         14.5.        Third-Party Beneficiaries...............................30
         14.6.        Severability............................................30
         14.7.        Headings................................................30
         14.8.        Governing Law...........................................30
         14.9.        Counterparts............................................31


EXHIBITS

Exhibit A - Form of Warrant Certificate
Exhibit B - Warrant Agent Fees
Exhibit C - Form of Notice of Vesting
                      Exhibit D - Form of Stockholders' Agreement


                                       ii

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                  THIS WARRANT AGREEMENT (this "Warrant Agreement"), dated as of
November 6, 1997, is made by and between CHI Energy, Inc. a Delaware corporation formerly known as Consolidated Hydro, Inc. (the "Company"), and Registrar and Transfer Company, a New Jersey corporation, as warrant agent (the "Warrant Agent").

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Company proposes to issue to holders of the Company's pre-existing Preferred Stock, warrants, as hereinafter described (the "Warrants"), to purchase up to 810,811 shares of Common Stock pursuant to
Article IV of the Plan, as confirmed pursuant to the order of the United States Bankruptcy Court, District of Delaware, (In re Consolidated Hydro, Inc. No. 97-1924 (SLR)), in connection with the reorganization of the Company under chapter 11, title 11 of the United States Code; and

                  WHEREAS, the Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants;

                  NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder and hereunder of the Company, the Warrant Agent, and the Holders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Company and the Warrant Agent hereby agree as follows:

1.       DEFINITIONS.
         -----------

                  As used in this Warrant Agreement, the following capitalized terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Effective Date, other than Warrant Stock.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Class A Common Stock" shall mean (except where the context otherwise indicates) the new Class A Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date, and any capital stock into which such Class A Common Stock may thereafter be changed, and shall also include (1) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Class A

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Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (2) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Class A
Common Stock of the Company in the circumstances contemplated by Section 6.7.

                  "Class B Common Stock" shall mean (except where the context otherwise indicates) the new Class B Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date, and any capital stock into which such Class B Common Stock may thereafter be changed, and shall also include (1) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Class B Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (2) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Class B Common Stock of the Company in the circumstances contemplated by Section 6.7.

                  "Closed" shall mean, with respect to a Project, the consummation of the material transactions (including, without limitation, the payment of all material amounts required to be paid on or about the closing date of such transactions) contemplated by the agreements relating thereto.

                  "Common Stock" shall mean, collectively (except where the context otherwise indicates), the Class A Common Stock and the Class B Common Stock.

                  "Company" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of capital stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant Agreement on such date. The initial Current Warrant Price is $10.00, as specified in the second paragraph of the Form of Warrant Certificate as set forth in Exhibit A hereto.

                  "Daily Market Price" shall mean, in respect of any share of Common Stock on any Trading Day, (1) the last reported


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sale price on such day on the principal national securities exchange (including for this purpose The Nasdaq Stock Market) on which such Common Stock is then listed or admitted to unlisted trading privileges or (2) if no sale takes place on such day on any national securities exchange, the average of the last reported closing bid and ask prices on such day as officially quoted on any such exchange. If the Common Stock is not then listed or admitted to unlisted trading privileges on any national securities exchange, the Daily Market Price shall be the average of the last reported closing bid and ask prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System or the National Quotation Bureau, Inc.; provided, that if neither such corporation at the time is engaged in the business of reporting such prices, the Daily Market Price shall be as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company. If the Common Stock is not reported in the over-the-counter market and no member of the NASD selected pursuant to the preceding sentence will furnish the Daily Market Price, then the Daily Market Price shall be the fair market value per share of Common Stock as of such date, determined in good faith by the Board of Directors.

                  "Effective Date" shall have the meaning set forth in the Plan.

                  "Expiration Date" shall mean November 6, 2003.

                  "Extraordinary Distribution" shall mean any dividend or distribution in respect of the Common Stock that:

                  (a) is made after the Effective Date but prior to the Initial Measurement Date;

                  (b) is made during the First Measurement Period, to the extent that the aggregate amount of cash or other property included in such dividend or distribution, when aggregated with all other dividends and distributions made after the Initial Measurement Date but prior to the date on which such dividend or distribution is paid or distributed, exceeds 25% of the Company's cumulative consolidated net income (before extraordinary items determined in accordance with GAAP) for the period beginning on the first day of the First Measurement Period through and including the date such dividend is paid or distributed; or



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

                  (c) is made after the last day of the First Measurement Period, to the extent that the aggregate amount of cash or other property included in such dividend or distribution, when aggregated with all other dividends and distributions paid or distributed after the Initial Measurement Date but prior to the date on which such dividend or distribution is paid or distributed, exceeds the sum of (i) the First Measurement Amount and (ii) 50% of the Company's cumulative consolidated net income (before extraordinary items determined in accordance with GAAP) for the period beginning on the first day next following the last day of the First Measurement Period through and including the date such dividend or distribution is paid or distributed;

provided, however, that in determining the aggregate amount of dividends and distributions paid or distributed after the Initial Measurement Date for purposes of clause (c) above, the amount of such dividends or distributions made during the First Measurement Period is equal to the lesser of (x) the amounts actually paid or distributed and (y) the First Measurement Amount; and provided, further, however, that up to $15 million in cash paid by the Company pursuant to the Plan on and after the Effective Date to holders of the 12% Senior Discount Notes due 2003 that were outstanding prior to the Effective Date shall not constitute an "Extraordinary Distribution" for purposes of this Agreement.

                  "First Measurement Amount" shall mean, with respect to the First Measurement Period, an amount equal to 25% of the Company's cumulative consolidated net income for such period (before extraordinary items determined in accordance with GAAP).

                  "First Measurement Period" shall mean the period commencing on the Initial Measurement Date and ending on the last day of the 11th fiscal quarter of the Company next following such date.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of any Warrants and any other options or warrants to purchase, or securities convertible into or exchangeable for, shares of Common Stock outstanding on such date including, without limitation, all Permitted Issuances.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.



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

                  "Holder" shall mean the Person in whose name a Warrant is registered in the warrant register of the Company maintained by or on behalf of the Company for such purpose.

                  "Initial Measurement Date" shall mean the first day of the first full fiscal quarter of the Company next following the Effective Date.

                  "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" shall have the meaning set forth in
Section 6.7.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Permitted Issuances" shall mean the issuance and grant of stock options pursuant to the Company's 1997 Stock Option Plan and the issuance of shares of Common Stock upon the exercise of (i) such options, (ii) the Warrants and (iii) the Series C Warrants issued by the Company on the Effective Date.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean the Company's Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code, as it may be amended or modified.

                  "Preferred Stock" shall mean the Company's Series F Preferred Stock, Series H Preferred Stock and Series G Preferred
Stock.

                  "Pricing Period" shall have the meaning set forth in
Section 13.1.

                  "Project" means the development or acquisition and, in each case, the financing or the arrangement of financing by the Company or one of its subsidiaries of energy or infrastructure assets of third party industrial companies.

                  "Project Capital" shall mean, with respect to any Project, the aggregate debt and equity capital required to finance, operate, manage and develop such Project.

                  "Repurchase Price" shall have the meaning set forth in
Section 13.1.

                  "Stockholders' Agreement" shall mean that certain Stockholders' Agreement dated as of November 6, 1997, by and among the Company and each of the stockholders of the Company, a copy of which is attached hereto as Exhibit D.

                  "Trading Day" shall mean any day on which the principal stock exchange on which the Common Stock is listed or admitted to trading is open or, if the Common Stock is not then listed or admitted to trading on any stock exchange, any day on which the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau Inc. reports prices in respect of securities or, if neither such corporation is then engaged in such business, any day on which the member of the NASD selected as specified in the proviso set forth in the definition of "Daily Market Price" furnishes prices for securities.

                  "Vesting Amount" shall have the meaning set forth in
Section 4.1(a).

                  "Vesting Date" shall mean, with respect to a Warrant, each date a Project has Closed, after giving effect to Section 4.1 hereof.

                  "Warrant Agent" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement and shall include any successor Warrant Agent hereunder.

                  "Warrant Agent's Principal Office" shall mean the principal office of the Warrant Agent in New York City, New York (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the Holders).

                  "Warrant Agreement" shall have the meaning assigned to such term in the first paragraph of this Warrant Agreement.


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

                  "Warrant Price" shall mean an amount equal to (1) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to
Section 4.2, multiplied by (2) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.

                  "Warrants" shall have the meaning assigned to such term in the recitals to this Warrant Agreement, and shall include all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock and the class of Common Stock, for which they may be exercised.

2.       APPOINTMENT OF WARRANT AGENT.
         ----------------------------

         2.1. Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

3.       REGISTRATION, FORM AND EXECUTION OF WARRANTS.
         --------------------------------------------

         3.1. Registration. All Warrants shall be numbered and shall be registered in a warrant register maintained at the Warrant Agent's Principal Office by the Warrant Agent as they are issued. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes whatsoever of each Warrant registered in such Holder's name.

         3.2. Form of Warrant. The text of each Warrant and of the Election to Purchase Form and Assignment Form shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon or facsimile thereof attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

                  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Warrant Agreement.

                  Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

         3.3. Countersignature of Warrants. Each Warrant shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Warrant Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, a Vice President, the Secretary, or an Assistant Secretary of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 810,811 shares of Common Stock (subject to adjustment as set forth herein) and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.

4.       VESTING; EXERCISE OF WARRANTS.
         -----------------------------

         4.1. Vesting. The Warrants shall vest and be exercisable, on a cumulative basis, as follows:

                  (a) Subject to paragraph (c) below, the number of shares of Common Stock for which the Warrants issued hereunder shall vest and become exercisable shall be the Vesting Amount.

                  (b) Subject to the adjustment provisions of Article 6 hereof and the immediately following sentence, on each date a Project is Closed, the term "Vesting Amount" means, with respect to any Holder, the product of (x) the number of Warrants issued to such Holder, and (y) a fraction (not greater than one), the numerator of which equals the aggregate Project Capital in respect of Projects which have Closed since the Effective Date or, if later, the prior most recent Vesting Date, and as to which the Company has delivered to Holders and the Warrant Agent the certificate referred to in Section 7.2, and the denominator of which equals $450,000,000.

                  (c) Notwithstanding any of the provisions of this Section 4.1 of this Warrant Agreement, the Warrants shall lapse in their entirety (and, therefore, shall neither vest nor become exercisable pursuant to this Warrant Agreement) unless Projects having Project Capital aggregating at least $60,000,000 either (i) are Closed on or prior to the third anniversary of the Effective Date or (ii) are (x) the subject of a Definitive

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Agreement on or prior to the third anniversary of the Effective Date and (y)
Closed on or prior to the Expiration Date; and if the requirements of clauses
(i) and (ii) of this paragraph (c) have been satisfied, the Warrants shall vest as and when Projects are Closed, but only with respect to Projects that either
(1) are Closed on or prior to the third anniversary of the Effective Date or are
(2) the subject of a Definitive Agreement on or prior to the third anniversary of the Effective Date and (B) Closed on or prior to the Expiration Date.

                  For purposes of this Section 4.1(c), the term "Definitive Agreement" shall mean a legally binding and enforceable agreement between the Company or any of its subsidiaries and a party sponsoring a Project, containing the material economic and other terms of the transaction with respect to such Project, which agreement may be subject to closing conditions, including financing (to be arranged by the Company) and other conditions customary for these types of transactions.

                  (d) To facilitate the provisions of this Section 4.1 and
Section 7.2, commencing on August 1, 1998 and continuing semiannually on each February 1 and August 1 thereafter until the Expiration Date, the Company shall cause one (or more) of its financial officers to prepare and deliver to the Warrant Agent and to all holders of the Warrants a written report detailing, among other matters, the status and material terms (including price, amount of Project Capital, timing, cost and structure) of all pending Project transactions, and Project transactions subject to Definitive Agreements (each a "Report" and collectively the "Reports"). In conjunction with (but not as part
of) the annual audit of the Company's financial condition, cash flows and results of operations, the Company shall cause its independent auditors (or an independent appraisal or financial consulting firm of recognized standing) to conduct a review (but not constituting an audit within the meaning of GAAP) of the Company's files, books and records relating to the Definitive Agreements and pending Project transactions contemplated thereby as reasonably may be necessary to confirm the accuracy and completeness of the information set forth in the Reports prepared and delivered by the Company during the preceding 12-month period, and shall cause such auditors (or appraisal or financial consulting firm) to deliver to the Company, the Warrant Agent and each Holder of Warrants not later than March 31 of each year until the Expiration Date, a written statement of its findings based on such investigation and review.

                  All costs and expenses incurred in connection with the preparation and distribution of the Reports and with the investigation and written findings of the independent auditors

(or appraisal or financial consulting firm) shall be borne by the Company.

                  The foregoing notwithstanding, the Company shall have no further duties or obligations pursuant to the provisions of this paragraph (d) if Projects having Project Capital aggregating at least $60,000,000 are not the subject of a Definitive Agreement on or before the third anniversary of the Effective Date or all of the Warrants have vested.

         4.2. Manner of Exercise. From and after the Vesting Date of any Warrants and until 5:00 p.m., New York City time, on the later to occur of (a) the Expiration Date, and (b) the 30th day after the Vesting Date of such Warrants (or, if such date is not a business day, the next succeeding business day), a Holder may exercise any of such Warrants, on any Business Day, for all or part of the number of shares of Common Stock purchasable thereunder.

                  In order to exercise a Warrant, in whole or in part, a Holder shall deliver to the Company at the Warrant Agent's Principal Office, (1) a written notice of such Holder's election to exercise such Warrant, which notice shall include the number of shares and class of Common Stock to be purchased,
(2) payment in immediately available funds or certified cashiers or official bank check or checks in each case in United States dollars of the Warrant Price for the account of the Company and (3) such Warrant. Such notice shall be substantially in the form of the Election to Purchase Form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Warrant Agent shall, as promptly as practicable, and in any event within five Business Days thereafter, deliver or cause to be delivered to such Holder an executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in such notice. A Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date such notice, together with the immediately available funds or certified cashiers or official bank check or checks in United States dollars and such Warrant, is received by the Warrant Agent as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 4.3 prior to the issuance of such shares have been paid.


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

If any Warrant shall have been exercised in part, the Warrant Agent shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased shares of Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the Warrant exercised in part, or, at the request of such Holder, appropriate notation may be made on such exercised Warrant and the same returned to such Holder. Notwithstanding any provision herein to the contrary, the Warrant Agent shall not be required to register shares in the name of any Person who acquired a Warrant (or part thereof) or any Warrant Stock otherwise than in accordance with such Warrant and this Warrant Agreement.

                  Payment of the Warrant Price shall be made at the option of the Holder in immediately available funds or by certified or official bank check or any combination thereof, duly executed by such Holder or by such Holder's attorney duly authorized in writing.

         4.3. Payment of Taxes. All shares of Common Stock issuable upon the exercise of any Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Holder shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof.

         4.4. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. Whenever any distribution of Warrants exercisable into fractional shares of Common Stock would otherwise be called for, the actual distribution thereof will reflect a rounding up or down to the nearest share of Common Stock, provided, that whenever any distribution of a Warrant that is exercisable into exactly one-half of a share of Common Stock would otherwise be called for, the actual distribution will reflect a rounding down to the nearest share of Common Stock.

5.       TRANSFER, DIVISION AND COMBINATION.
         ----------------------------------

         5.1. Transfer. Transfer of any Warrant and all rights hereunder, in whole or in part, shall be registered in the warrant register of the Company to be maintained for such purpose at the Warrant Agent's Principal Office, upon surrender of such Warrant at the Warrant Agent's Principal Office, together with a written assignment of such Warrant substantially in the form set forth on the reverse side of the form of Warrant Certificate attached as Exhibit A hereto duly executed by the Holder or its agent or attorney and payment of all funds sufficient to pay any


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

taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, and subject to Section 9, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of such Warrant not so assigned, and the surrendered Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

         5.2. Division and Combination. Any Warrant may be divided or combined with other Warrants upon presentation thereof at the Warrant Agent's Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 5.1, as to any transfer which may be involved in such division or combination, the Company shall execute and the Warrant Agent shall countersign and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         5.3. Maintenance of Books. The Warrant Agent agrees to maintain, at the Warrant Agent's Principal Office, the warrant register for the registration of warrants and the registration of transfer of the Warrants.

6.       ADJUSTMENTS.
         -----------

                  The number of shares of Common Stock for which a Warrant is exercisable and the price at which such shares may be purchased upon exercise of a Warrant, shall be subject to adjustment from time to time as set forth in this
Section 6 (such adjustment to be made irrespective of whether such Warrant theretofore has vested pursuant to the provisions of Section 4.1 but without modifying the criteria for vesting set forth in Article 4 hereof).

         6.1.     Stock Dividends, Subdivisions and Combinations;
Extraordinary Distributions. (a) If at any time the Company shall:

                  (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which a Warrant is exercisable immediately after such adjustment.

                  (b) If the Company shall pay or distribute an Extraordinary Distribution in cash or other property, the Current Warrant Price shall be adjusted downward in an amount equal to the per share (computed on the basis of the number of shares then Outstanding) dollar amount of the Extraordinary Distribution.

         6.2. Certain Issuances of Additional Shares of Common Stock. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Daily Market Price, then (i) the number of shares of Common Stock for which each Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which each Warrant is exercisable immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issuance or sale, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issuance or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Daily Market Price; and (ii) the Current Warrant Price as to the number of shares for which each Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which each Warrant is exercisable immediately prior to such issuance or sale; and (Y) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issuance or sale.

         6.3. Certain Issuances of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its

Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving or resulting corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Daily Market Price in effect immediately prior to the time of such issuance or sale, then the number of shares for which each Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in
Section 6.2 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the issuance of such warrants, other rights or Convertible Securities. No further adjustments of the Current Warrant Price or the number of shares for which each Warrant is exercisable shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

         6.4. Certain Issuances of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving or resulting corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Daily Market Price in effect immediately prior to the time of such issuance or sale, then the number of shares of Common Stock for which each Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 6.2 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock for which each Warrant is exercisable and the Current Warrant Price shall be made under this Section 6.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment previously shall have been made upon the issuance of such warrants or other rights pursuant to Section 6.3. No further adjustments of the number of shares of Common Stock for which each Warrant is exercisable and the Current Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which each Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Article 6, no further adjustments of the number of shares of Common Stock for which each Warrant is exercisable and the Current Warrant Price shall be made by reason of such issuance or sale.

         6.5. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which a Warrant is exercisable and the Current Warrant Price shall have been made pursuant to Section 6.3 or Section
6.4 as the result of any issuance of warrants, rights or Convertible Securities:

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled no longer shall be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                  (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         6.6. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which a Warrant is exercisable and the Current Warrant Price provided for in this Article 6:

                  (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to Be Made. The adjustments required by this Article 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which a Warrant is exercisable that otherwise would be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 6.1) up to, but not later than the date of exercise if such adjustment either by itself or with other adjustments not previously made would result in an increase or decrease, as the case may be, of less than 1% of the shares of Common Stock for which a Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (c) Fractional Interests. In computing adjustments pursuant to this Article 6, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         6.7. Reorganization, Reclassification, Merger, Consolidation or Sale of Substantially all Assets of the Company. (a) If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or resulting entity or where there is a change in or distribution with respect to the Common Stock of the Company) (each such event hereinafter referred to as a "Transaction"), and pursuant to the terms of any such Transaction, the consideration to be paid or distributed to or otherwise received by the holders of Common Stock consists of shares of common stock of the surviving corporation or resulting entity and/or any cash, shares of stock (not constituting common stock) or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) (such non-common stock property hereinafter referred to as "Other Property"), then each Holder shall have the right thereafter to receive, upon exercise of a Warrant, the number of shares of common stock of the surviving corporation or resulting entity and such amount of Other Property receivable pursuant to such Transaction by a holder of the number of shares of Warrant Stock for which a Warrant is exercisable immediately prior to the effective time of such Transaction.

         In the case of any Transaction of the type described in the immediately preceding paragraph of this Section 6.7(a), it shall be a condition precedent to consummation of the Transaction that the surviving corporation or resulting entity expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement and the Warrants to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to (i) the requirements for vesting set forth in Section 4.1 hereof, and (ii) such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Warrant Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6.7. For purposes of this Section 6.7, "common stock of the surviving corporation or resulting entity" shall include stock of such corporation of any class which does not have a preference as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exercisable or exchangeable for any such stock, either immediately, after the lapse of any prescribed time period or the occurrence of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.7 shall similarly apply to successive Transactions.

                  (b) Notwithstanding anything to the contrary in paragraph (a) above, if (i) pursuant to the terms of any Transaction, at least 70% of the aggregate value of the consideration to be paid or distributed to or otherwise received by the holders of Common Stock consists of Other Property and the aggregate fair value per share of the common stock and Other Property to be paid or distributed to or otherwise received by the holders of Common Stock is less than the per share adjustment price (as defined below) or (ii) all or substantially all of the assets of the Company are to be sold in a single transaction (or series of related transactions)(such transaction or transactions hereinafter referred to as a "Sale of Assets"), at least 70% in value of the consideration to be received by the Company pursuant thereto consists of Other Property and the aggregate fair value of the common stock and Other Property to be received by the Company (computed on a per share after corporate-level tax basis as if the same were then distributed to the stockholders of the Company) is less than the per share adjustment price (as defined below), then, in either such case:

                  (1) the Board of Directors of the Company shall, in good faith and in accordance with established market practices, determine the fair value per Warrant of the Warrants (the "Board Warrant Value") and deliver written notice of the Board Warrant Value to each Holder of Warrants. If within 20 days after receipt of such notice the Majority Holders do not object to the Board Warrant Value by delivering written notice thereof to the Company, then the Board Warrant Value as determined by the Board of Directors shall be final and binding and shall constitute the "Warrant Value" for all purposes of this Agreement. If the Majority Holders shall object to the Board Warrant Value, they shall within 20 days after receipt of notice of the Board Warrant Value, deliver written notice of such objection to the Company, which notice shall require that the Company promptly employ two independent appraisal or financial consulting firms of recognized standing (the "Appraisers"), each of which shall appraise the fair value of the Warrants. The Appraisers shall, within 20 days after the Company's receipt of the Majority Holders' notice of objection to the Warrant Value, send to each Holder of Warrants its appraisal of the fair value of the Warrants, and the average of each Appraiser's determination of the fair value of the Warrants shall be the "Warrant Value" for all purposes of this Agreement;

                  (2) upon consummation of a transaction of a type referred to in clause (i) or (ii) above, each then vested and exercisable Warrant having an exercise price greater than the aggregate fair value per share of the common stock and Other Property to be paid or distributed to or otherwise received by the holders of the Common Stock (in the case of a clause (i) transaction) or by the Company (in the case of a clause (ii) transaction) shall be cancelled, terminated and of no further force or effect and each Holder shall receive in respect of each such Warrant an amount in cash equal to the Warrant Value;

                  (3) upon consummation of a transaction of a type referred to in clause (i) or (ii) above, each then vested and exercisable Warrant having an exercise price less than the aggregate fair value per share of the common stock and Other Property to be paid or distributed to or otherwise received by the holders of the Common Stock (in the case of a clause (i) transaction) or by the Company (in the case of a clause (ii) transaction) shall be deemed to have been exercised in full and, upon payment of the Current Warrant Price in respect thereof, the Holder of a Warrant shall be entitled to receive (x) the amount of common stock and Other Property such Holder would have become entitled to receive pursuant to the transactions as a holder of the number of shares of Common Stock for which the Warrant was exercisable as of such date and (y) an amount in cash equal to the difference, if any, between (A) the Warrant Value and (B) the amount by which the fair value of the common stock and Other Property received pursuant to clause (x) above exceeds the Current Warrant Price; and

                  (4) the Company and the Holders of Warrants shall each bear 50% of the total costs and expenses, if any, attributable to the Appraisers, and the share of such costs and expenses attributable on a per share basis to each Holder shall be deducted from the cash payable to such Holder pursuant to either of paragraph (2) or (3) above; provided, however, that with respect to the payments referred to in Section 6.7(b)(2) and (3), the Board of Directors of the Company may, in its sole discretion, treat as vested and exercisable, Warrants that would become vested and exercisable upon the Closing of any Project with respect to which a Definitive Agreement has been entered into on or prior to the third anniversary of the Effective Date.

         For purposes of this Section 6.7(b), the "per share adjustment price" shall equal (w) $11.30 per share if such Transaction or Sale of Assets occurs on or prior to the first anniversary of the Effective Date, (x) $11.25 per share if such Transaction or Sale of Assets occurs after such first anniversary but on or prior to the second anniversary of the Effective Date, (y) $11.20 per share if such Transaction or Sale of Assets occurs after such second anniversary but on or prior the third anniversary of the Effective Date and (z) the Current Warrant Price if such Transaction or Sale of Assets occurs at any time after such third anniversary. The per share adjustment price shall be proportionately adjusted upon any adjustment of the Current Warrant Price pursuant to this Article VI.

         6.8. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

7.       NOTICES TO WARRANT HOLDERS.
         --------------------------

         7.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or Other Property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated by the Company pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         7.2. Notice of Vesting. Whenever any Warrants become vested pursuant to
Section 4.1 above, the Company forthwith shall prepare a certificate, in the form attached hereto, to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the number of Warrants that have vested and the method by which such number of vested Warrants was calculated. The Company promptly shall cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated by the Company pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         7.3.     Notice of Corporate Action.  If at any time:

                  (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution of Additional Shares of Common Stock, or

                  (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to each Holder
(i) prompt written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date and time on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up takes place. Each such written notice shall be sufficiently given if addressed to such Holder at the last address of such Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

                  To enable each Holder of an "In-the-Money Company Warrant" to participate in a "Tag-along-Sale", the Company hereby further agrees to deliver to each Holder of an "In-the-Money Company Warrant" a true and complete copy of
(i) the "Original Transfer Notice" not later than the 25th day next preceding the "Original Transfer Date" and (ii) the "New Transfer Notice" not later than the 25th day next preceding the "New Transfer Date (all of the foregoing capitalized terms used and not expressly defined in this Warrant Agreement having the respective meanings assigned to them in the Stockholder's Agreement).

8.       NO IMPAIRMENT.
         -------------

                  The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or any Warrant. Without limiting the generality of the foregoing, the Company will (1) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value and (2) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant.

9. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY.
         -------------------------------------------------------------------

                  From and after the Effective Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

10.      STOCK AND WARRANT TRANSFER BOOKS.
         --------------------------------

                  The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

11.      LOSS OR MUTILATION.
         ------------------

                  Upon receipt by the Company and the Warrant Agent from any Holder of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity reasonably satisfactory to them, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Company or the Warrant Agent for cancellation.

12.      OFFICE OF COMPANY.
         -----------------

                  As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent's Principal Offices.

13.      WARRANT AGENT.
         -------------

         13.1. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 13.3 hereof. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, any successor to the

Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned as provided in Section 3.3 but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and if at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Warrant Agreement.

         13.2. Certain Terms and Conditions Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

                  (a) Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                  (b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

                  (c) Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

                  (e) Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President, a Vice President, the Secretary or an Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (f) Compensation. The Company agrees to pay the Warrant Agent reasonable compensation as set forth in the fee schedule attached hereto as Exhibit B for all services rendered by the Warrant Agent in the performance of its duties under this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Warrant Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Warrant Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  (g) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                  (h) Other Transactions in Securities of the Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence or bad faith.

                  (j) Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (k) Validity of Agreements. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Stock (or other stock) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Warrant Stock (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Stock or other securities or other property issued upon exercise of any Warrant.

                  (l) Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, a Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

         13.3. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company 30 days' advance notice in writing. The

Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or a court of competent jurisdiction, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $500,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 13.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

         13.4. Disposition of Proceeds on Exercise of Warrants, Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Principal Office. The Warrant Agent shall keep copies of this Warrant

Agreement and any notices given or received hereunder available for inspection by the Company or the Holders at the Warrant Agent's Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

14.      MISCELLANEOUS.
         -------------

    14.1. Stockholders' Agreement. The acceptance and exercise of any Warrant issued pursuant to this Warrant Agreement shall constitute the agreement of the Holder thereof to become a party to and to be bound by the Stockholders' Agreement (a copy of which is attached hereto as Exhibit D) upon the acquisition of Common Stock by such Holder upon the exercise of such Warrant.

         14.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the warrant register of the Company maintained for such purpose.

                  (b)      If to Company at

                           CHI Energy, Inc.
                           680 Washington Boulevard
                           Stamford, Connecticut 06901
                           Attention:  Edward M. Stern, President
                               and General Counsel
                           Telecopy Number: (203) 425-8880

                  (c)      If to Warrant Agent at

                           Registrar and Transfer Company
                           10 Commerce Drive
                           Cranford, New Jersey 07016-3572
                           Attention: Vice President-Transfer Department Telecopy Number: (908) 497-2311

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail whichever is earlier. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the Person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         14.3. Successors and Assigns. All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         14.4. Amendment. This Warrant Agreement and the Warrants may only be modified or amended or the provisions hereof and thereof waived with the written consent of the Company, the Warrant Agent and the Majority Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided herein and therein) without the prior written consent of the Holder thereof.

         14.5. Third-Party Beneficiaries. All covenants and provisions of this Warrant Agreement shall inure to the benefit of each Holder from time to time of Warrants.

         14.6. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

         14.7. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

         14.8. Governing Law. This Warrant Agreement and the Warrants shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

         14.9. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Agreement to be duly executed by its duly authorized officers as of the date first above written.


                                              CHI ENERGY, INC.



                                              By: /s/ Edward M. Stern
                                                      --------------------------
                                              Name:   Edward M. Stern
                                              Title:  President



                                              Registrar and Transfer
                                              Company, as Warrant Agent


                                              By: /s/ William P. Tatler
                                                      --------------------------
                                              Name:   William P. Tatler
                                              Title:  Vice President

NYFS10...:\84\38684\0003\1924\WAR0227Y.26A

                                    EXHIBIT A
                                    ---------

                      [FORM OF FACE OF WARRANT CERTIFICATE]


                                CHI ENERGY, INC.

Warrant to purchase [Class A Common Stock/Class B Common Stock], par value $0.01 per share, of CHI Energy, Inc.

--------------------------------------------------------------------------------
Warrant Certificate No.:                        Number of Warrants:



--------------------------------------------------------------------------------

                       See Reverse for Certain Definitions

         Exercisable from and after the Vesting Date (as defined below) until 5:00 p.m., New York City time on the later of (a) November 6, 2003 and (b) the 30th day after the Vesting Date, or, if such date is not a business day, the next succeeding business day.

         This Warrant Certificate certifies that ____________________, or registered assigns, is the registered holder of the number of Warrants set forth above expiring at 5:00 p.m., New York City time, on November 6, 2003 or, if such date is not a business day, the next succeeding business day (the "Warrants") to purchase [Class A Common Stock/Class B Common Stock], par value $0.01 per share (collectively, the "Common Stock"), of CHI Energy, Inc., a Delaware corporation (the "Company"), subject to vesting of such Warrants as provided in the Warrant Agreement referred to below. The Common Stock issuable upon exercise of Warrants is hereinafter referred to as the "Warrant Stock." Subject to the immediately succeeding paragraph, each Warrant entitles the holder upon exercise to purchase from the Company at any time from and after any date such Warrant vests (the "Vesting Date") as provided in the Warrant Agreement referred to below, but not after 5:00 p.m., New York City time, on the later of (a) November 6, 2003, and
(b) the 30th day after the Vesting Date of such Warrants, or, if such date is not a business day, the next succeeding business day, one share of Common Stock, subject to adjustment as set forth herein and in the Warrant Agreement dated as of November 6, 1997 (the "Warrant Agreement") by and between the Company and Registrar and Transfer Company, a New Jersey corporation, as warrant agent (the "Warrant Agent"), in whole or in part, at the initial purchase price of $10.00 per share, on and subject to the terms and conditions set forth herein and in the Warrant Agreement. Such purchase shall be payable in lawful money of the United States of

America by certified or official bank check or any combination thereof to the order of the Warrant Agent for the account of the Company at the principal office of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, is adjusted pursuant to the Warrant Agreement, the Company shall cause to be given to each of the registered holders of the Warrants at such holders' addresses appearing on the Warrant register written notice of such adjustment by first class mail postage pre-paid.

         No Warrant may be exercised before 5:00 p.m., New York City time, on the Vesting Date, or after the later to occur of 5:00 p.m., New York City time, on (a) November 6, 2003, and (b) the 30th day after the Vesting Date of such Warrants, or, if such date is not a business day, the next succeeding business day, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

         THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF
RELATING TO CONFLICT OF LAWS.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:



(Seal)



Attest:                                              CHI ENERGY, INC.



_______________________               By:   ____________________________________
Name: _________________               Name: ____________________________________
Title: Secretary                      Title: President

                                     COUNTERSIGNED:

                                     Registrar and Transfer Company, as
                                     Warrant Agent


                                     By:   _____________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                                     [Authorized Signature]

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]


         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of up to 810,811 Warrants expiring at 5:00 p.m., New York City time, on November 6, 2003 or, if such date is not a business day, the next succeeding business day, entitling the holder, subject to the vesting provisions contained in the Warrant Agreement, on exercise to purchase shares of [Class A Common Stock/Class B Common Stock], par value $0.01 per share, of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Warrants). A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. The acceptance and exercise of any Warrant evidenced by this Warrant Certificate shall constitute the agreement of the Holder hereof to become a party to and to be bound by the Stockholders' Agreement, upon the acquisition of Common Stock by such Holder upon the exercise of such Warrant. A copy of the Stockholders' Agreement may be obtained by the Holder hereof upon written request to the Company.

         Warrants may be exercised at any time from and after the Vesting Date until 5:00 p.m., New York City time, on the later of (a) November 6, 2003 and
(b) the 30th day after the Vesting Date, or, if such date is not a business day, the next succeeding business day. The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the purchase price by certified or official bank check or any combination thereof to the order of the Warrant Agent for the account of the Company and the other required documentation. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not be required to issue any fractional share, of Common Stock upon the exercise of any Warrant, but the Company shall round up or down to the nearest share of Common Stock as provided in the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement without charge except for any tax imposed in connection therewith.

                           [ELECTION TO PURCHASE FORM]

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of [Class A Common Stock/Class B Common Stock] of CHI Energy, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned. By executing this Election to Purchase, the undersigned agrees to become a party to and to be bound by that certain Stockholders' Agreement, dated as of November __, 1997, by and among the Company and each of the stockholders of the Company (the "Stockholders' Agreement"), as a Stockholder (as defined in the Stockholders' Agreement) and to the same extent as all other Stockholders now a party to and bound thereby.



                                            -------------------------------
                                            (Name of Registered Owner)


                                            -------------------------------
                                            (Signature of Registered Owner)


                                            -------------------------------
                                            (Street Address)


                                            -------------------------------
                                            (City)     (State)   (Zip Code)



NOTICE: The signature on this election to purchase must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              [FORM OF ASSIGNMENT]


                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee           No. of Shares of
----------------------------           ----------------
                                       Common Stock
                                       ------------




and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of CHI Energy, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:____________________         Print Name:  ______________________________

                                   Signature:    _____________________________

                                   Witness:      _____________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                    ---------


                        ----------------------------- ,
                                as Warrant Agent

                                Schedule of Fees
                                ----------------

                                    EXHIBIT C
                            FORM OF NOTICE OF VESTING

                                   CERTIFICATE

                  I, ___________, Chief Executive Officer of CHI Energy, Inc. (the "Company") do hereby certify, pursuant to Section 7.2 of the Series B Warrant Agreement, dated as of November __, 1997, between the Company and _____, as Warrant Agent (the "Warrant Agreement"), that the number of Warrants (as defined in the Warrant Agreement) set forth below have vested pursuant to
Section 4.1 of the Warrant Agreement. In addition, the number of Warrants which have vested was calculated as set forth below.

            NUMBER OF
         VESTED WARRANTS                          VESTING DATE
         ---------------                          ------------





                       [INSERT DESCRIPTION OF CALCULATION]




                  IN WITNESS WHEREOF, the undersigned has signed this Officers' Certificate this ______ day of _____, ____.



                                                 _______________________________
                                                [NAME]
                                                CHIEF EXECUTIVE OFFICER